  Exhibit 10.1

IRREVOCABLE PROXY

FOR AND IN CONSIDERATION OF being deemed an "Exempt Person" in accordance with the process set forth in Section 28 and the definition of "Exempt Person" set forth in Section 1.7 of the Rights Agreement, dated as of May 12, 2017, entered into between Solitron Devices, Inc. (the "Company") and Continental Stock Transfer & Trust Company, the undersigned hereby agrees as follows:

1.           Grant of Proxy. The undersigned hereby appoints Tim Eriksen as its true and lawful attorney and proxy, for and in the undersigned's name, place and stead to vote any and all shares of the Company now or hereafter owned by the undersigned, with all the powers which the undersigned would be entitled to exercise, on the election of directors presented for a vote of the stockholders of the Company, in favor of the director nominees recommended by the Board of Directors of Solitron for the next two annual meetings of the stockholders of the Company, or at any adjournments thereof, or by written consent without such meetings. This proxy is irrevocable, is coupled with an interest and shall survive any transfer of the Shares.

2.           Term and Termination. This Agreement shall remain in full force and effect until such time as the second annual meeting of stockholders of the Company from the date hereof concludes and the final voting results from such meeting have been determined and accepted by the Company.

Upon the occurrence of the foregoing event, this Agreement shall terminate, the proxy granted pursuant to Section 1 shall be terminated and shall thereafter be null and void, and the Shares shall be released from the terms of this Agreement.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has executed this Irrevocable Proxy as of the 12th day of October, 2018.

OLESEN VALUE FUND L.P. By: /s/ Christian Olesen Name: Christian Olesen Olesen Capital Management LLC Olesen Value Fund L.P. Title: Managing Member